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

                                                                            EXHIBIT 11

STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
Sun Company, Inc. and Subsidiaries
(In Millions Except Per Share Amounts)
- -------------------------------------------------------------------------
                                                                         For the Six Months
                                                                            Ended June 30
                                                                       --------------------
                                                                        1996        1995
                                                                     -------     -------
                                                        (UNAUDITED)
Loss from continuing operations before cumulative
  effect of change in accounting principle (1)                        $(46.0)     $(79.0)
Less: Dividends on preference stock                                    (22.5)         --
                                                                      ------      ------
Loss from continuing operations before cumulative
  effect of change in accounting principle
  attributable to common stock (2)                                     (68.5)      (79.0)
Income from discontinued operations (3)(a)                              38.0       210.0
Cumulative effect of change in
  accounting principle (4)(b)                                             --       (87.2)
                                                                      ------      ------
Net income (loss) attributable to
  common stock (5)                                                    $(30.5)     $ 43.8
                                                                      ======      ======
Weighted average number of shares of common stock
  and common stock equivalents outstanding (6)                          74.0       107.1
                                                                        ====       =====
Income (loss) per share of common stock:
  Loss from continuing operations before
    cumulative effect of change in accounting
    principle (2)/(6)                                                  $(.92)      $(.74)
  Income from discontinued operations (3)/(6)                            .51        1.96
  Cumulative effect of change in
    accounting principle (4)/(6)                                          --        (.81)
                                                                       -----       -----
  Net income (loss) (5)/(6)                                            $(.41)      $ .41
                                                                       =====       =====
Weighted average number of shares of common
  stock and common stock equivalents out-
  standing on a fully diluted basis (7)                                 74.0       107.1
                                                                        ====       =====
Income (loss) per share of common stock
 on a fully diluted basis (c):
  Loss from continuing operations before
    cumulative effect of change in
    accounting principle (2)/(7)                                       $(.92)      $(.74)
  Income from discontinued operations (3)/(7)                            .51        1.96
  Cumulative effect of change in
    accounting principle (4)/(7)                                          --        (.81)
                                                                       -----       -----
  Net income (loss) (5)/(7)                                            $(.41)      $ .41
                                                                       =====       =====

- --------------
(a) Reflects income from discontinued international oil and gas production operations and Canadian conventional and synthetic oil and gas exploration and production operations. (See Note 2 to the condensed consolidated financial statements.)
(b) Reflects the cumulative effect of a change in the method of accounting for impairment of long-lived assets. (See Note 5 to the condensed consolidated financial statements.)
(c) Fully diluted earnings per share generally are determined by dividing earnings by the weighted average number of shares outstanding, assuming redemption of the preference shares for common stock. However, redemption was not assumed in 1996 since it would have resulted in a smaller loss per share.

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

                                                                            EXHIBIT 11

STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS
Sun Company, Inc. and Subsidiaries
(In Millions Except Per Share Amounts)
- -------------------------------------------------------------------------

                                                                       For the Three Months
                                                                           Ended June 30
                                                                       --------------------
                                                                        1996        1995
                                                                     -------     -------
                                                        (UNAUDITED)
Loss from continuing operations (1)                                   $(22.0)     $(43.0)
Less: Dividends on preference stock                                    (11.2)         --
                                                                      ------      ------
Loss from continuing operations
  attributable to common stock (2)                                     (33.2)      (43.0)
Income from discontinued operations (3)(a)                              19.0       181.0
                                                                      ------      ------
Net income (loss) attributable to common stock (4)                    $(14.2)     $138.0
                                                                      ======      ======

Weighted average number of shares of common stock
  and common stock equivalents outstanding (5)                          74.0       107.2
                                                                        ====       =====

Income (loss) per share of common stock:
  Loss from continuing operations (2)/(5)                              $(.45)      $(.40)
  Income from discontinued operations (3)/(5)                            .26        1.69
                                                                       -----       -----
  Net income (loss) (4)/(5)                                            $(.19)      $1.29
                                                                       =====       =====

Weighted average number of shares of common
  stock and common stock equivalents out-
  standing on a fully diluted basis (6)                                 74.1       107.2
                                                                        ====       =====

Income (loss) per share of common stock
  on a fully diluted basis (b):
    Loss from continuing operations (2)/(6)                            $(.45)      $(.40)
    Income from discontinued operations (3)/(6)                          .26        1.69
                                                                       -----       -----
    Net income (loss) (4)/(6)                                          $(.19)      $1.29
                                                                       =====       =====


- ----------------
(a) Reflects income from discontinued international oil and gas production operations and Canadian conventional and synthetic oil and gas exploration and production operations. (See Note 2 to the condensed consolidated financial statements.)
(b) Fully diluted earnings per share generally are determined by dividing earnings by the weighted average number of shares outstanding, assuming redemption of the preference shares for common stock. However, redemption was not assumed in 1996 since it would have resulted in a smaller loss per share.